Exhibit 10.11

STOCK OPTION AGREEMENT UNDER

CHAPARRAL STEEL COMPANY

AMENDED AND RESTATED

2005 OMNIBUS EQUITY COMPENSATION PLAN

Pursuant to its Amended and Restated 2005 Omnibus Equity Compensation Plan, CHAPARRAL STEEL COMPANY, effective as of July 29, 2005, hereby grants to                      an Option to purchase an aggregate of                      shares of the Common Stock, $0.01 par value, of the Company at the price set forth on Schedule I hereto, and otherwise on the terms and conditions hereinafter set forth, of which the Option to purchase                      Shares is an Incentive Stock Option and the Option to purchase                      Shares is a Nonqualified Stock Option. These Options are granted in connection with the spin-off of the Company from TXI.

ARTICLE I

Definitions

(a)	“Common Stock” means shares of the Company’s Common Stock, $0.01 par value.

(b)	“Company” means Chaparral Steel Company, a Delaware corporation, and any successor thereto as defined in the Plan.

(c)	“Effective Date” means the date of the grant of this Option, as set forth above.

(d)	“Fair Market Value” is the mean between the high and low sales price of a share of Common Stock on the Nasdaq Stock Market on a particular reference date.

(e)	“Grantee” means the person named above to whom this Option has been granted, except where the context plainly otherwise requires.

(f)	“Option” means the Incentive Stock Option and/or Nonqualified Stock Option granted pursuant to this Agreement.

(g)	“Option Price” means the price at which a Share may be purchased by Grantee pursuant to this Option, as such price may be adjusted pursuant to the terms of the Plan.

(h)	“Optioned Shares” means the number of Shares that Grantee may purchase pursuant to this Option, as set forth above, as such number may be adjusted pursuant to the terms of the Plan.

(i)	“Plan” means the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan.

(j)	“Retirement” means the termination of employment of a Grantee from active service with the Company, normally at age 65 or at an earlier age if approved by the Committee.

(k)	“Share” means a share of Common Stock.

(l)

“Successor” means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise this Option by bequest or inheritance or by reason of the death of the Grantee.

(m)	“Term” means the period during which the Option granted hereby may be exercised.

(n)	“TXI” means Texas Industries, Inc., a Delaware corporation.

(o)	Each other capitalized term that is used but not defined in this Agreement shall have the meaning prescribed in the Plan.

ARTICLE II

Term of Option and Exercise

(a)	The Term of this Option shall commence on the Effective Date and shall terminate, unless sooner terminated by the terms of the Plan or of this Agreement, at:

(i)	the close of the Company’s business on the day identified as the Expiration Date on Schedule I hereto, if the Company is open for business on such day; or

(ii)	if the Company is not open for business on such day, the close of the Company’s business on the next preceding day that the Company is open for business.

(b)

Subject to the terms of the Plan, this Option may be exercised, at the times and in the amounts set forth on Schedule I, by delivery of notice of exercise as provided in Article III hereof, unless this Option shall cease to be exercisable at an earlier date pursuant to Article IV hereof.

ARTICLE III

Method of Option Exercise

(a)	In order to exercise this Option, the Grantee must deliver or mail to the Company’s General Counsel or his/her designee:

(i)	a notice, in a form prescribed by the Company, indicating:

(1)	the intent to exercise this Option;

(2)	whether the Option being exercised is an Incentive Stock Option or a Nonqualified Stock Option, and the number of Optioned Shares and the Option Price to which such exercise relates;

(3)

whether such Shares shall be issued in the Grantee’s name, or in the Grantee’s name and the name of another person, the nature of the tenancy (joint tenants with right of survivorship, tenants in common, etc.) together with the Social Security Number(s) of the person(s) whose name(s) will appear on the certificates.

(4)	denomination(s) of the certificate(s) desired;

(5)	the address of record for delivery of the certificate(s) and any subsequent stockholder mailing;

(6)

if permitted by the Committee, Grantee may request that such Shares be issued in book entry form, in which event such notice shall include the information reasonably required to issue such Shares in book entry form.

(ii)	payment as appropriate as follows:

(1)	Grantee’s check or money order, payable to the Company, in an amount equal to the Option Price times the number of Option Shares being exercised; or

(2)

whole Shares of Common Stock already beneficially owned by the Grantee for a period of at least six (6) months, the aggregate Fair Market Value of which (on the date of exercise) equals or exceeds the Option Price times the number of shares being exercised, together with a duly executed stock power (with signature guaranteed) conveying such shares to the Company; or

(3)

a check or money order payable to the order of the Company plus whole shares of Common Stock already beneficially owned by the Grantee for at least six (6) months, the aggregate of which, determined as provided in subparagraphs (1) and (2) above equals the Option Price times the number of Optioned Shares being exercised; or

(4)	any other form and method of payment approved by the Committee.

(b)

Upon receipt of such notice and payment and satisfaction of any applicable tax withholding, the Company shall deliver to the Grantee, as soon thereafter as practicable, a certificate or certificates in the Grantee’s name, or in the Grantee’s name and the name of another person, as the Grantee shall have requested, for such number of Optioned Shares.

ARTICLE IV

Termination of Option

(a)

Upon termination of Grantee’s employment by reason of Retirement, the Grantee may, until the earlier of (i) the expiration of the Term of this Option or (ii) sixty (60) months from the date of termination of employment, exercise this Option or any portion thereof to the extent exercisable during such period; provided, however, if Grantee does not exercise any portion of this Option which is an Incentive Stock Option within three (3) months of the date of termination of employment, such unexercised Incentive Stock Option will thereafter be treated as a Nonqualified Stock Option.

(b)

Upon termination of Grantee’s employment by reason of death or Disability (as determined by the Committee), the Grantee or the Grantee’s Successor may exercise that portion of this Option which is exercisable at the date of such termination until the earlier of the expiration of the Term of this Option or twelve (12) months following such termination.

(c)

Upon termination of Grantee’s employment for a reason other than death, Disability or Retirement during the Term of the Option, the Grantee may exercise the Option to the extent exercisable at the date of termination of employment until the earlier of:

(i)	the expiration of the Term of the Option; or

(ii)

three (3) months following such termination of employment; provided, however, that in the event of the termination of employment of a Grantee on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary, this Option and any and all rights hereunder shall automatically terminate as of the date of such termination of employment.

(d)

If the Grantee shall cease for any reason whatsoever to be employed by the Company or a Subsidiary prior to the vesting of any portion of this Option, the Option shall terminate immediately upon cessation of employment.

(e)

A transfer of the Grantee’s employment from the Company to a Subsidiary of the Company or vice versa, or from one Subsidiary to another, without an intervening period, shall not be deemed a termination of employment with the Company.

(f)	Exercise of this Option or any installment hereunder by the Grantee or the Successor of the Grantee, shall be subject to all terms and conditions of the Plan.

ARTICLE V

Change of Control

(a)

In the event the Company or the stockholders of the Company enter into an agreement not approved by a vote of eighty percent (80%) of the Board in accordance with Article FIFTEENTH of the Company’s Certificate of Incorporation to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, reorganization, liquidation or otherwise, this Option shall become immediately exercisable with respect to the full number of Shares subject to this Option, notwithstanding the specific terms of this Option, during the period commencing as of the date of such agreement and ending when the disposition of assets or stock contemplated by the agreement is consummated or the agreement is terminated.

(b)

In the event of a Change of Control (as defined below) and the termination of Grantee’s employment by the Company or a Subsidiary within a period of twenty-four (24) months after the Change of Control for any reason other than death, Disability, Retirement or termination by the Company for fraud, dishonesty or other acts detrimental to the Company or a Subsidiary, this Option shall become immediately exercisable with respect to the full number of Shares subject to this Option, notwithstanding the specific terms of this Option, for the period provided in Section IV(c) of this Agreement.

(c)	“Change of Control” means that, after the Effective Date,

(i) any Person becomes the Beneficial Owner of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities that have the right to vote for the election of directors generally; or

(ii) Continuing Directors (as defined below) cease for any reason to constitute a majority of the directors of the Company then serving; or

(iii) there is consummated (A) a merger, consolidation or other business combination (including an exchange of securities with the security holder’s of a company that is a constituent in such business combination) (a “Business Combination”) of the Company with any other company, (B) a Business Combination of any Subsidiary with any other company or (C) a single transaction or series of related transactions pursuant to which a majority of the voting securities of the Company are issued in exchange for consideration other than cash; provided, however, with respect to clause (A), a “Change of Control” will not be deemed to mean a merger, consolidation or business combination which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continuing to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof); or

(iv) there is consummated a sale, lease or other disposition by the Company of all or substantially all of the Company’s assets, other than a sale, lease or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least a majority of the combined voting power of the outstanding securities of which are owned, directly or indirectly, by stockholders of the Company; or

(v) any other transaction that is determined by the Committee to be a Change of Control.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the Common Stock (or securities convertible into or exchangeable for Common Stock) immediately prior to such transaction or series of transactions continue to have a majority of ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. For purposes of this definition, “Person” shall mean any Person other than (1) any employee plan established by the Company, (2) the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) an entity owned, directly or indirectly, by securityholders (including, without limitation, warrant or option holders) of the Company in substantially the same proportions as their ownership of the Company.

(d)	“Continuing Directors” means directors of the Company who were:

(i)	directors on the Effective Date of the Plan (as defined in Section 1.1 of the Plan), or

(ii)	elected or nominated for election with the approval of a majority of the directors who, at the time of such election or nomination, were Continuing Directors.

(e)	Upon the occurrence of a Change of Control or an event described in Section V(a), the provisions of Section IV(d) are superceded and shall no longer have any effect.

ARTICLE VI

Restrictions on Sales

Grantee may not sell or otherwise dispose of shares of Common Stock received upon exercise of this Option unless the shares of Common Stock to be issued have been duly registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or the Grantee provides to the Company an opinion of counsel acceptable to the Company that no such registration is required.

ARTICLE VII

Other Terms

(a)

Grantee understands that (i) the Grantee shall not have any rights as a stockholder with respect to any Common Stock received upon exercise of this Option until such Common Stock has been actually issued to the Grantee in accordance with the terms hereof; and (ii) nothing in this Agreement or the Plan shall confer on Grantee any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate his or her employment at any time, with or without cause, notwithstanding the possibility that the number of Shares purchasable or exercisable by Grantee under this Option thereby be reduced or eliminated.

(b)

Anything herein to the contrary notwithstanding, the Company may postpone the exercise of this Option for such time as the Board of Directors or the Committee in its discretion may deem necessary, in order to permit the Board of Directors or the Committee with reasonable diligence (i) to effect or maintain registration under the Securities Act of 1933, as amended (the “Act”), of the Plan or the shares of Common Stock issuable upon the exercise of this Option, or (ii) to determine that the Plan and such shares are exempt from registration; and the Company shall not be obligated by virtue of this Option or to sell or issue shares of Common Stock in violation of said Act or of the law of any applicable jurisdiction. Any such postponement shall not extend the Term of this Option; and neither the Company nor its Board nor the Committee shall have any obligation or liability to the Grantee or to the Grantee’s Successor, with respect to any Shares of Common Stock as to which this Option shall lapse because of such postponement.

(c)

Subject to Article IV of this Agreement, this Option shall be non-transferable and non-assignable except by will and by the law of descent and distribution. During the Grantee’s lifetime, this Option may be exercised only by the Grantee.

(d)

The Grantee agrees that in the event Grantee makes any sale or other disposition of the Shares issued upon exercise of an Incentive Stock Option within 1 year after the date of exercise, Grantee shall promptly notify the Company of such sale or disposition and shall furnish the Company with such information concerning such sale or disposition as may be requested by the Company.

(e)

As a condition of the granting of this Option, the Grantee or Successor of the Grantee agrees that any dispute or disagreement which may arise hereunder shall be determined by the Board of Directors or the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors or the Committee of the terms of this Agreement or the Plan shall be final and binding and conclusive, for all purposes, upon the Company, the Grantee or the Successor of the Grantee. No member of the Board or the Committee shall be liable to any person for any action, failure to act, omission or determination taken or made in good faith with respect to the Plan or this Agreement.

(f)

Any notice given by the Company to the Grantee shall be effective to bind any person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be deemed to have familiarized himself/herself with all matters contained herein and in the Plan which may affect any of the Grantee’s rights and privileges hereunder.

(g)

This Agreement is subject to the Plan and its terms and provisions (including any subsequent amendments thereto), which Plan and its terms and provisions are by this reference incorporated herein. In the event of a conflict between any term or provision contained herein and a term or a provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

IN WITNESS WHEREOF, CHAPARRAL STEEL COMPANY has caused this Stock Option Agreement to be executed as of the Effective Date, and Grantee has accepted the terms and provisions thereof.

CHAPARRAL STEEL COMPANY

By:
Name:
Title:

ACCEPTED:

By:
Printed Name:

SCHEDULE I

Optionholder:

Date of Option Grant: 7/29/05

Expiration Date of Options:

Exercise Price for Incentive Stock Option: $

Exercise Price for Nonqualified Stock Option: $

VESTING SCHEDULE

This Option shall become exercisable in accordance with the following schedule:

Date on and After Which Option is Exercisable	Number of Incentive Stock Options	Number of Nonqualified Stock Options

The foregoing schedule may be accelerated in the event of a change of control as provided in Article V of the Plan.

This option is issued pursuant to the requirements of that certain Separation and Distribution Agreement, dated July 6, 2005, by and between the Company and TXI, and is issued in replacement of the unvested portion of the stock option granted to Grantee on [original grant date] pursuant to which Grantee was originally granted the right to purchase up to [original number of shares] shares of the common stock, $1.00 par value per share, of TXI.